Exhibit 99.1

Livongo Reports Second Quarter 2020 Financial Results

•	Second quarter total revenue of $91.9 million, up 125% year-over-year

•	Over 410,000 enrolled Livongo for Diabetes Members, up 113% year-over-year

Mountain View, CA - August 5, 2020 - Livongo Health, Inc. (NASDAQ: LVGO), the leading Applied Health Signals company empowering people with chronic conditions to live better and healthier lives, today announced financial results for its second quarter ended June 30, 2020.

“Livongo entered 2020 with significant momentum and our strong results continued during the second quarter,” said Zane Burke, Chief Executive Officer of Livongo. “Innovative employers and health plans are choosing Livongo due to our leading Consumer Directed Virtual Care model and our ability to deliver significant clinical and financial improvements through a one-to-many approach. As we experience the further adoption of virtual health and remote monitoring technologies as the new standard of care, Livongo continues to build on its leadership position.”

Second Quarter Fiscal 2020 Financial Highlights:

•

Revenue: Total revenue for the quarter was $91.9 million, up 125% year-over-year, driven by the continued adoption of our Applied Health Signals platform. During the second quarter, the company achieved certain performance milestones and service performance obligations that resulted in approximately $2.5 million of revenue. Excluding that non-recurring revenue, second quarter revenue increased 119% year-over-year.

•	Gross Margin: GAAP gross margin of 76.6% and non-GAAP gross margin of 77.3%.

•

Net Loss and Non-GAAP Net Income: GAAP net loss of $1.6 million, and GAAP net loss per share attributable to common stockholders of ($0.02) on a diluted basis; and non-GAAP net income of $12.5 million, and non-GAAP net income per share attributable to common stockholders of $0.11 on a diluted basis.

•	Adjusted EBITDA: $13.3 million in the second quarter of 2020.

•	Livongo for Diabetes Members: Over 410,000 as of June 30, 2020, up 113% year-over-year.

•	Livongo Clients: 1,328 Clients as of June 30, 2020, up 75% year-over-year.

•

Estimated Value of Agreements (EVA): $108.7 million, up from $74.2 million in the second quarter of 2019, representing 46% growth year-over-year. EVA consists of the estimated value of agreements signed in the quarter with new Clients or expansions entered into with existing Clients.

Additional information on Livongo’s reported results is included in the financial tables below.

Updated Conference Call Information

A conference call with management to discuss Livongo’s second quarter results will be held today, August 5, 2020, at 7:30 a.m. Eastern Time. All interested parties may dial 270-215-9499 and reference “Livongo” to listen to the quarterly conference call. Participants may join the webcast here. A replay of the call will be available via webcast for on-demand listening shortly after completion of the call on the Investor Relations section of the company’s website, www.livongo.com, and will remain available for approximately 90 days. To assist with the financial portion of this earnings call supplemental slides can be found on our investor relations website here.

Non-GAAP Financial Measures and Key Metrics

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

In addition, we calculate and present certain key business metrics that we believe are useful in evaluating our business. For a description of these key metrics, including the reasons management uses each measure, please see the section of the tables titled “Key Metrics.”

About Livongo

Livongo empowers people with chronic conditions to live better and healthier lives, beginning with diabetes and now including hypertension, weight management, diabetes prevention, and behavioral health. Livongo pioneered the category of Applied Health Signals to offer Members clinically-based insights that focus on the whole person and make it easier to stay healthy. Using its AI+AI engine, Livongo’s team of data scientists aggregate and interpret substantial amounts of health data and information to create actionable, personalized and timely health signals delivered to Livongo Members exactly when and where they need them. The Livongo approach delivers better clinical and financial outcomes while creating a different and better experience for people with chronic conditions. For more information, visit: www.livongo.com or engage with Livongo on LinkedIn or Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Livongo’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Livongo’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding

Livongo’s ability to grow and expand its platform, number of clients, number of members, and anticipated enrollment rates, the shift to Consumer Directed Virtual Care and adoption of virtual health and remote monitoring technologies, Livongo’s expectations regarding pipeline demand, and Livongo’s future financial and operating performance. Livongo’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding the merger with Teladoc Health, Inc., including expected timing, completion and effects of the merger, Livongo’s ability to retain clients and sell additional solutions to new and existing clients, Livongo’s ability to attract and enroll new members, the growth and success of Livongo’s partners and reseller relationships, Livongo’s ability to estimate the size of its target market, uncertainty in the healthcare regulatory environment, the impact of the COVID-19 pandemic on Livongo’s business and general economic conditions, and Livongo’s future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying clients, and free cash flow. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Livongo’s filings with the Securities and Exchange Commission, including Livongo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 that will be filed following this earnings release. Livongo’s SEC filings are available on the Investor Relations section of Livongo’s website at ir.livongo.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release are based on information available to Livongo as of the date hereof, and Livongo disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Contact:

Jason Plagman

Investor-relations@livongo.com

785-550-6048

Media Contact:

John Hallock

Press@livongo.com

617-615-7712

LIVONGO HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$685,953	$241,738
Short-term investments	150,000	150,000
Accounts receivable, net of allowance for doubtful accounts of $2,774 and $1,245 as of June 30, 2020 and December 31, 2019, respectively	59,237	40,875
Inventories	17,616	28,983
Deferred costs, current	27,137	16,051
Prepaid expenses and other current assets	11,318	9,860

Total current assets	951,261	487,507
Property and equipment, net	16,209	10,354
Operating lease right-of-use assets	16,253	—
Restricted cash, noncurrent	1,270	1,270
Goodwill	35,801	35,801
Intangible assets, net	15,081	16,469
Deferred costs, noncurrent	12,843	5,700
Other noncurrent assets	569	3,460

TOTAL ASSETS	$1,049,287	$560,561

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,401	$8,362
Accrued expenses and other current liabilities	35,684	27,801
Deferred revenue, current	5,420	3,945
Advance payments from partner, current	354	1,767

Total current liabilities	47,859	41,875
Operating lease liabilities, noncurrent	15,758	—
Deferred revenue, noncurrent	1,561	654
Advance payment from partner, noncurrent	9,142	7,754
Convertible senior notes, net	396,446	—
Other noncurrent liabilities	397	2,914

TOTAL LIABILITIES	471,163	53,197
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.001 per share	—	—
Stockholders’ equity:
Preferred stock, par value of $0.001 per share	—	—
Common stock, par value of $0.001 per share	100	95
Additional paid-in capital	749,349	671,467
Accumulated deficit	(171,325)	(164,198)

TOTAL STOCKHOLDERS’ EQUITY	578,124	507,364

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY	$1,049,287	$560,561

LIVONGO HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$91,923	$40,915	$160,745	$72,982
Cost of revenue(1)(2)	21,466	11,964	39,572	21,827

Gross profit	70,457	28,951	121,173	51,155

Operating expenses:
Research and development(1)	15,809	10,291	29,806	19,285
Sales and marketing(1)(2)	32,881	17,833	60,535	32,476
General and administrative(1)(3)	22,027	13,702	37,874	27,816
Change in fair value of contingent consideration	2	282	86	956

Total operating expenses	70,719	42,108	128,301	80,533

Loss from operations	(262)	(13,157)	(7,128)	(29,378)
Interest (expense) income, net	(1,184)	183	156	641
Other (expense) income, net	(36)	2	(62)	6

Loss before provision for income taxes	(1,482)	(12,972)	(7,034)	(28,731)
Provision for (benefit from) income taxes	72	5	93	(1,383)

Net loss	$(1,554)	$(12,977)	$(7,127)	$(27,348)

Accretion of redeemable convertible preferred stock	—	(42)	—	(83)

Net loss attributable to common stockholders	$(1,554)	$(13,019)	$(7,127)	$(27,431)

Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.69)	$(0.07)	$(1.48)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(4)	97,896	18,916	96,719	18,564

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue	$118	$6	$210	$12
Research and development	1,593	491	3,809	852
Sales and marketing	2,364	41	4,416	260
General and administrative	5,800	3,915	9,503	8,839

Total stock-based compensation expense	$9,875	$4,453	$17,938	$9,963

(2) Includes amortization of intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue	$420	$353	$840	$680
Sales and marketing	272	276	548	513

Total amortization of intangible assets	$692	$629	$1,388	$1,193

(3)	Includes acquisition-related expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative	$—	$18	$—	$225

Total acquisition-related expenses	$—	$18	$—	$225

(4)

For the three and six months ended June 30, 2020, the weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted, include the weighted-average outstanding shares for the following common stock issued in connection with our IPO in July 2019: (i) all shares of redeemable convertible preferred stock then outstanding, totaling 58,615 shares, were automatically converted into an equivalent number of shares of common stock on a one-to-one basis and (ii) we sold 14,590 shares of our common stock at an offering price of $28.00 per share, including 1,903 shares of common stock pursuant to the exercise in full of the underwriters’ option to purchase additional shares.

LIVONGO HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,127)	$(27,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,619	1,450
Amortization of intangible assets	1,388	1,193
Non-cash operating lease cost	2,199	—
Amortization of debt discount and debt issuance cost	1,922	—
Change in fair value of contingent consideration	86	956
Allowance for doubtful accounts	1,644	511
Stock-based compensation expense	17,938	9,963
Deferred income taxes	—	(1,396)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable, net	(20,006)	(17,637)
Inventories	11,367	(4,901)
Deferred costs	(18,035)	(7,781)
Prepaid expenses and other assets	(667)	(205)
Accounts payable	(2,626)	2,257
Accrued expenses and other liabilities	3,399	(48)
Operating lease liabilities	(83)	—
Deferred revenue	2,382	653
Advance payments from partner	—	2,372

Net cash used in operating activities	(3,600)	(39,961)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,476)	(628)
Capitalized internal-use software costs	(2,780)	(2,378)
Change in escrow deposit	2,100	1,750
Investment in certificate of deposit	(50,000)	—
Proceeds from maturity of certificate of deposit	50,000	—
Acquisitions, net of cash acquired	—	(27,435)

Net cash used in investing activities	(5,156)	(28,691)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options, net of repurchases	3,846	1,443
Proceeds from issuance of common stock under employee stock purchase plan	2,154	—
Payment of deferred offering costs	(286)	(1,559)
Payment of deferred acquisition-related contingent consideration	(1,356)	(1,316)
Proceeds from issuance of convertible notes, net of transaction costs of $14,775	535,225	—
Payment of capped calls related to issuance of convertible senior notes	(69,850)	—
Taxes paid related to net share settlement of equity awards	(16,762)	—

Net cash provided by (used in) financing activities	452,971	(1,432)

Net increase (decrease) in cash, cash equivalents, and restricted cash	444,215	(70,084)
Cash, cash equivalents, and restricted cash, beginning of period	243,008	109,107

Cash, cash equivalents, and restricted cash, end of period	$687,223	$39,023

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$685,953	$38,165
Restricted cash	1,270	858

Total cash, cash equivalents, and restricted cash, end of period	$687,223	$39,023

About Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we believe non-GAAP measures are useful in evaluating our operating performance. In particular, we believe that the use of non-GAAP net income (loss), adjusted gross profit, adjusted gross margin, and adjusted EBITDA is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net loss less (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) employer payroll taxes on stock-based compensation, (iv) change in fair value of contingent consideration, (v) non-cash interest expense on our convertible senior notes, and (vi) tax impact. Prior to the second quarter of 2020, the employer portion of payroll taxes on stock-based compensation was insignificant and therefore we have not historically excluded such amounts from non-GAAP net income (loss). However, because the amount of stock-based compensation expense has increased in the ordinary course of business, the employer payroll taxes on our stock-based compensation has also increased and become more meaningful. We believe that, similar to stock-based compensation expense, such payroll taxes are unrelated to overall operating performance and therefore we have determined to exclude such amounts from non-GAAP net income loss) beginning with the second quarter of 2020. We are making this update to our presentation prospectively for the second quarter of 2020 and have not updated any prior periods because such amounts were insignificant.

Non-GAAP net income (loss) is used by our management to understand and evaluate our operating performance and trends. We believe that non-GAAP net income (loss) is helpful in providing useful information about our operating results because it eliminates the effect of items that are unrelated to overall performance, but non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

LIVONGO HEALTH, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except percentages)

(unaudited)

	Three Months Ended June 30, 2020
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Employer Payroll Taxes on Stock- Based Compensation (1)	Change in Fair Value of Contingent Consideration	Non-Cash Interest Expense on Convertible Debt	Tax Impact	Non-GAAP
Cost of revenue	$21,466	$(118)	$(420)	$(27)	$—	$—	$—	$20,901
Gross profit	$70,457	$118	$420	$27	$—	$—	$—	$71,022
Gross margin	76.6%							77.3%
Research and development	$15,809	$(1,593)	$—	$(572)	$—	$—	$—	$13,644
Sales and marketing	$32,881	$(2,364)	$(272)	$(451)	$—	$—	$—	$29,794
General and administrative	$22,027	$(5,800)	$—	$(547)	$—	$—	$—	$15,680
Change in fair value of contingent consideration	$2	$—	$—	$—	$(2)	$—	$—	$—
Total operating expenses	$70,719	$(9,757)	$(272)	$(1,570)	$(2)	$—	$—	$59,118
(Loss) income from operations	$(262)	$9,875	$692	$1,597	$2	$—	$—	$11,904
Interest (expense) income, net	$(1,184)	$—	$—	$—	$—	$1,922	$—	$738
Other (expense) income, net	$(36)	$—	$—	$—	$—	$—	$—	$(36)
Income tax (benefit) provision	$(1,482)	$9,875	$692	$1,597	$2	$1,922	$—	$12,606
Net (loss) income	$(1,554)	$9,875	$692	$1,597	$2	$1,922	$—	$12,534
Net (loss) income attributable to common stockholders	$(1,554)	$9,875	$692	$1,597	$2	$1,922	$—	$12,534
Net (loss) income per share attributable to common stockholders, diluted	$(0.02)							$0.11
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	97,896							113,916

(1)

As noted above, beginning in the second quarter of 2020, we made a prospective update to our presentation of non-GAAP net income to exclude (i.e., add back) the employer portion of payroll taxes on stock-based compensation. As such, the non-GAAP net income presented above for the three months ended June 30, 2020 excludes our portion of payroll taxes on stock-based compensation from the second quarter of 2020. We have not updated any prior periods.

	Three Months Ended June 30, 2019
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$11,964	$(6)	$(353)	$—	$—	$—	$11,605
Gross profit	$28,951	$6	$353	$—	$—	$—	$29,310
Gross margin	70.8%						71.6%
Research and development	$10,291	$(491)	$—	$—	$—	$—	$9,800
Sales and marketing	$17,833	$(41)	$(276)	$—	$—	$—	$17,516
General and administrative	$13,702	$(3,915)	$—	$(18)	$—	$—	$9,769
Change in fair value of contingent consideration	$282	$—	$—	$—	$(282)	$—	$—
Total operating expenses	$42,108	$(4,447)	$(276)	$(18)	$(282)	$—	$37,085
(Loss) income from operations	$(13,157)	$4,453	$629	$18	$282	$—	$(7,775)
Interest income, net	$183	$—	$—	$—	$—	$—	$183
Other income, net	$2	$—	$—	$—	$—	$—	$2
(Loss) income before provision for income taxes	$(12,972)	$4,453	$629	$18	$282	$—	$(7,590)
Income tax provision	$5	$—	$—	$—	$—	$—	$5
Net (loss)	$(12,977)	$4,453	$629	$18	$282	$—	$(7,595)
Accretion of redeemable convertible preferred stock	$(42)	$—	$—	$—	$—	$—	$(42)
Net (loss) attributable to common stockholders	$(13,019)	$4,453	$629	$18	$282	$—	$(7,637)
Net (loss) per share attributable to common stockholders, diluted	$(0.69)						$(0.40)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	18,916						18,916

	Six Months Ended June 30, 2020
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Employer Payroll Taxes on Stock Based Compensation (1)	Change in Fair Value of Contingent Consideration	Non-Cash Interest Expense on Convertible Debt	Tax Impact	Non-GAAP
Cost of revenue	$39,572	$(210)	$(840)	$(27)	$—	$—	$—	$38,495
Gross profit	$121,173	$210	$840	$27	$—	$—	$—	$122,250
Gross margin	75.4%							76.1%
Research and development	$29,806	$(3,809)	$—	$(725)	$—	$—	$—	$25,272
Sales and marketing	$60,535	$(4,416)	$(548)	$(618)	$—	$—	$—	$54,953
General and administrative	$37,874	$(9,503)	$—	$(827)	$—	$—	$—	$27,544
Change in fair value of contingent consideration	$86	$—	$—	$—	$(86)	$—	$—	$—
Total operating expenses	$128,301	$(17,728)	$(548)	$(2,170)	$(86)	$—	$—	$107,769
(Loss) income from operations	$(7,128)	$17,938	$1,388	$2,197	$86	$—	$—	$14,481
Interest income, net	$156	$—	$—	$—	$—	$1,922	$—	$2,078
Other (expense), net	$(62)	$—	$—	$—	$—	$—	$—	$(62)
(Loss) income before provision for income taxes	$(7,034)	$17,938	$1,388	$2,197	$86	$1,922	$—	$16,497
Income tax provision	$93	$—	$—	$—	$—	$—	$—	$93
Net (loss) income	$(7,127)	$17,938	$1,388	$2,197	$86	$1,922	$—	$16,404
Net (loss) income attributable to common stockholders	$(7,127)	$17,938	$1,388	$2,197	$86	$1,922	$—	$16,404
Net (loss) income per share attributable to common stockholders, diluted	$(0.07)							$0.14
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	96,719							113,334

(1)

As noted above, beginning in the second quarter of 2020, we made a prospective update to our presentation of non-GAAP net income to exclude (i.e., add back) the employer portion of payroll taxes on stock-based compensation. As such, the non-GAAP net income presented above for the six months ended June 30, 2020 excludes our portion of payroll taxes on stock-based compensation from the second quarter of 2020. We have not updated any prior periods. The employer portion of payroll taxes on stock-based compensation was $1,555 for the three months ended March 31, 2020; as such, non-GAAP net income would have been $17,959, and non-GAAP diluted net income per share attributable to common stockholders would have been $0.16, for the six months ended June 30, 2020 had this update been made on a retroactive basis back to the first quarter of 2020.

	Six Months Ended June 30, 2019
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$21,827	$(12)	$(680)	$—	$—	$—	$21,135
Gross profit	$51,155	$12	$680	$—	$—	$—	$51,847
Gross margin	70.1%						71.0%
Research and development	$19,285	$(852)	$—	$—	$—	$—	$18,433
Sales and marketing	$32,476	$(260)	$(513)	$—	$—	$—	$31,703
General and administrative	$27,816	$(8,839)	$—	$(225)	$—	$—	$18,752
Change in fair value of contingent consideration	$956	$—	$—	$—	$(956)	$—	$—
Total operating expenses	$80,533	$(9,951)	$(513)	$(225)	$(956)	$—	$68,888
(Loss) from operations	$(29,378)	$9,963	$1,193	$225	$956	$—	$(17,041)
Interest income, net	$641	$—	$—	$—	$—	$—	$641
Other income, net	$6	$—	$—	$—	$—	$—	$6
(Loss) income before provision for income taxes	$(28,731)	$9,963	$1,193	$225	$956	$—	$(16,394)
Income tax (benefit) provision	$(1,383)	$—	$—	$—	$—	$1,396	$13
Net (loss)	$(27,348)	$9,963	$1,193	$225	$956	$(1,396)	$(16,407)
Accretion of redeemable convertible preferred stock	$(83)	$—	$—	$—	$—	$—	$(83)
Net (loss) attributable to common stockholders	$(27,431)	$9,963	$1,193	$225	$956	$(1,396)	$(16,490)
Net (loss) per share attributable to common stockholders, diluted	$(1.48)						$(0.89)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	18,564						18,564

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are key performance measures that our management uses to assess our overall performance. We define adjusted gross profit as GAAP gross profit, excluding (i) stock-based compensation expense, (ii) amortization of intangible assets, and (iii) employer payroll taxes on stock-based compensation. Prior to the second quarter of 2020, the employer portion of payroll taxes on stock-based compensation was insignificant and therefore we have not historically excluded such amounts from adjusted gross profit and adjusted gross margin. However, because the amount of stock-based compensation expense has increased in the ordinary course of business, the employer payroll taxes on our stock-based compensation has also increased and become more meaningful. We believe that, similar to stock-based compensation expense, such payroll taxes are unrelated to overall operating performance and therefore we have determined to exclude such amounts from adjusted gross profit and adjusted gross margin beginning with the second quarter of 2020. We are making this update to our presentation prospectively for the second quarter of 2020 and have not updated any prior periods because such amounts were insignificant.

We define adjusted gross margin as our adjusted gross profit divided by our revenue. We believe adjusted gross profit and adjusted gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics eliminate the effects of the above-referenced items as factors unrelated to overall operating performance. The following table presents a reconciliation of adjusted gross profit from the most comparable GAAP measure, gross profit, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(dollars in thousands)
Gross profit	$70,457	$28,951	$121,173	$51,155
Add:
Stock-based compensation expense	118	6	210	12
Amortization of intangible assets	420	353	840	680
Employer payroll tax on stock-based compensation(1)	27	—	27	—
Adjusted gross profit	$71,022	$29,310	$122,250	$51,847

Adjusted gross margin (as a percentage of revenue)	77.3%	71.6%	76.1%	71.0%

(1)

As noted above, beginning in the second quarter of 2020, we made a prospective update to our presentation of adjusted gross profit and adjusted gross margin to exclude (i.e., add back) the employer portion of payroll taxes on stock-based compensation. As such, the adjusted gross profit and adjusted gross margin presented above for the three and six months ended June 30, 2020 excludes our portion of payroll taxes on stock-based compensation from the second quarter of 2020 recorded as a component of cost of revenue. We have not updated any prior periods. The employer portion of payroll taxes on stock-based compensation was $23 for the three months ended March 31, 2020; as such, adjusted gross profit would have been $122,273, and adjusted gross margin (as a percentage of revenue) would have been 76.1%, for the six months ended June 30, 2020 had this update been made on a retroactive basis back to the first quarter of 2020.

Adjusted EBITDA

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) employer payroll taxes on stock-based compensation, (v) acquisition-related expenses, (vi) change in fair value of contingent consideration, (vii) other income, net, and (viii) provision for (benefit from) income taxes. Prior to the second quarter of 2020, the employer portion of payroll taxes on stock-based compensation was insignificant and therefore we have not historically excluded such amounts from adjusted EBITDA. However, because the amount of stock-based compensation expense has increased in the ordinary course of business, the employer payroll taxes on our stock-based compensation has also increased and become more meaningful. We believe that, similar to stock-based compensation expense, such payroll taxes are unrelated to overall operating performance and therefore we have determined to exclude such amounts from adjusted EBITDA beginning with the second quarter of 2020. We are making this update to our presentation prospectively for the second quarter of 2020 and have not updated any prior periods because such amounts were insignificant.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net (loss)	$(1,554)	$(12,977)	$(7,127)	$(27,348)
Add:
Depreciation and amortization(1)	1,439	754	2,619	1,450
Amortization of intangible assets	692	629	1,388	1,193
Stock-based compensation expense	9,875	4,453	17,938	9,963
Employer payroll tax on stock-based compensation(2)	1,597	—	2,197	—
Acquisition-related expenses(3)	—	18	—	225
Change in fair value of contingent consideration	2	282	86	956
Other income (expense), net(4)	1,220	(185)	(94)	(647)
Provision for (benefit from) income taxes	72	5	93	(1,383)

Adjusted EBITDA	$13,343	$(7,021)	$17,100	$(15,591)

(1)	Depreciation and amortization includes depreciation of property and equipment, amortization of debt discount, and amortization of capitalized internal-use software costs.
(2)

As noted above, beginning in the second quarter of 2020, we made a prospective update to our presentation of adjusted EBITDA to exclude (i.e., add back) the employer portion of payroll taxes on stock-based compensation. As such, the adjusted EBITDA presented above for the three and six months ended June 30, 2020 excludes our portion of payroll taxes on stock-based compensation from the second quarter of 2020. We have not updated any prior periods. The adjusted EBITDA presented above for the six months ended June 30, 2020 also excludes the employer portion of payroll taxes paid in connection with the stock releases upon the expiration of the lock-up agreement related to our IPO because such payroll taxes were a one-time occurrence in the three months ended March 31, 2020. The employer portion of payroll taxes on stock-based compensation was $1,555 for the three months ended March 31, 2020; as such, adjusted EBITDA would have been $18,655 for the six months ended June 30, 2020 had this update been made on a retroactive basis back to the first quarter of 2020.

(3)	Acquisition-related expenses consist primarily of transaction and transition related fees and expenses, including legal, accounting, and other professional fees.
(4)	Other income (expense), net includes interest (expense) income, and other (expense) income.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Key Metrics

We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business.

Our key metrics are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(dollars in thousands)
Clients(1)	1,328	758	1,328	758
Enrolled Diabetes Members	410,270	192,934	410,270	192,934
Estimated Value of Agreements(2)	$108,705	$74,234	$197,713	$122,297

(1)	First quarter and first half of 2019 has been updated to conform to current methodology as described further below.
(2)	Previously referred to as total contract value

Clients. We define our clients as business entities that have at least one active paid contract with us at the end of a particular period. Entities that access our platform through our channel partners, such as PBMs and resellers, are counted as individual clients. Historically, we have treated our partnerships with health plans as a single client, though multiple employers may contract for our services through a single health plan, because of the relatively small number of employers who enrolled under those plans. Because of the increase in the number of employers who are enrolling through health plans instead of other channels, beginning with the first quarter of 2020 we believe that it is more appropriate to treat health plans in the same manner as we treat our channel partners, such as PBMs and resellers, and include entities who enroll in our platform through a health plan as separate clients. The historical information presented has been revised to include such entities as individual clients. We do not count our channel partners, such as PBMs, health plans, or resellers as clients, unless they also separately have active paid contracts for our solutions. If business units or subsidiaries of the same entity enter into separate agreements with us, they are counted as separate clients. However, entities that have purchased multiple solutions through different contracts are treated as a single client.

Enrolled Diabetes Members. We believe our ability to grow the number of enrolled diabetes members is an indicator of penetration of our flagship solution, Livongo for Diabetes. We define our enrolled diabetes members as all individuals that are enrolled in Livongo for Diabetes at the end of a given period. This number excludes: (i) employees or dependents of a client that has ceased using our solution, (ii) employees who no longer have an employment relationship with an active client, and their dependents, and (iii) employees and dependents who have not been active on or used our solution for a period of time as specified in the applicable client’s agreement, which is typically between four and six months.

Estimated Value of Agreements (EVA). This represents the estimated value of agreements, signed in the relevant period and was previously referred to as the Total Contract Value, or TCV, in certain of Livongo’s previous filings with the Securities and Exchange Commission. Estimated Value of Agreements includes agreements entered into with new clients or expansions entered into with existing clients. Estimated Value of Agreements is helpful in evaluating our business because it provides some visibility into future revenue. Our new client subscriptions typically have a term of one to three years, and we generally invoice our clients in monthly installments at the end of each month in the subscription period based on the number of members in such month who were active on or used our solution within a certain period of time, as specified in the applicable client’s agreement. We define Estimated Value of Agreements as contractually committed orders to be invoiced under agreements initially entered into during the relevant period. Agreements are only counted in Estimated Value of Agreements in the period in which they are entered into, and for purposes of this calculation, we assume an average member enrollment rate. Our estimates include assumptions regarding the total recruitable individuals at a client, commencement of enrollment period, enrollment method, starting enrollment rates, monthly increases to enrollment rates over time, contract length, and client size and industry. Estimates also assume the agreement will not be terminated early and will be serviced for the full term, there are no changes to the total recruitable individuals at a client during the relevant period, and no changes to the per participant per month fee during the relevant period. Until such time as these amounts are invoiced, which occurs at the end of each month of service, they are not recorded in revenue, deferred revenue, or elsewhere in our consolidated financial statements.